UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

Sucampo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33609	30-0520478
(Commission File No.)	(IRS Employer Identification No.)

805 King Farm Blvd, Suite 550

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 19, 2016, Sucampo Pharmaceuticals, Inc. the “Registrant”) issued a press release announcing its intention to offer, subject to market and other conditions, $225.0 million principal amount of convertible senior notes due 2021 (the “Notes”) in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The Registrant also expects to grant the initial purchasers of the Notes a 13-day option to purchase up to an additional $33.75 million principal amount of Notes, solely to cover over-allotments, if any. Copies of this press release and the slides that the Registrant expects to use in connection with the marketing of the Note Offering are furnished herewith as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated December 19, 2016, titled “Sucampo Announces Proposed Convertible Senior Note Offering.”
99.2	Slide Presentation, titled “Sucampo Pharmaceuticals, Inc. Corporate Update.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2016	Sucampo Pharmaceuticals, Inc.

	By:	/s/ Andrew P. Smith
Andrew P. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated December 19, 2016, titled “Sucampo Announces Proposed Convertible Senior Note Offering.”
99.2	Slide Presentation, titled “Sucampo Pharmaceuticals, Inc. Corporate Update.”